(2)(K)(vi)(c)

EXECUTION VERSION

AMENDMENT NO. 3

TO CREDIT AGREEMENT

AMENDMENT NO. 3 (this “Amendment”), dated as of May 18, 2012, to the Credit Agreement, dated as of June 25, 2009, among ING SENIOR INCOME FUND (the “Borrower”), the Lenders party thereto, and THE BANK OF NOVA SCOTIA, as Administrative Agent (the “Administrative Agent”), as amended by Amendment No. 1, dated as of June 1, 2010 and Amendment No. 2, dated as of May 20, 2011 (as so amended and as hereafter amended, supplemented or otherwise modified, the “Credit Agreement”).

RECITALS

I.                                        Capitalized terms used herein which are not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

II.                                   The Borrower desires to amend the Credit Agreement upon the terms and conditions herein contained, and all Lenders have agreed thereto upon the terms and conditions herein contained.

AGREEMENTS

Accordingly, in consideration of the Recitals and the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Schedule 1 to the Credit Agreement is hereby amended and restated in its entirety in the form of Schedule 1 hereto. Each Lender agrees that upon the Amendment Effective Date (defined below) it shall be deemed to have entered into a master assignment and assumption agreement, in form and substance substantially similar to Exhibit A to the Credit Agreement, pursuant to which each Lender shall have assigned to each other Lender a portion of its Loans necessary to reflect proportionately the Commitments as reflected in Schedule 1 to the Credit Agreement as amended hereby. In connection with such assignment, each Lender shall pay to the Administrative Agent, for the account of the other Lenders, such amount as shall be necessary to appropriately reflect the assignment to it of Loans.

2.                                      The following definitions contained in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

“Applicable Rate” means, with respect to each (a) ABR Loan, the Alternate Base Rate, (b) LIBOR Loan, the Adjusted LIBO Rate plus 1.00%, and (c) Overnight Loan, the Overnight Rate plus 1.00%.

“Commitment Fee Rate” means a rate per annum equal to 0.15%.

“Delayed Settlement Loan Collateral” means Loan Collateral with respect to which the Borrower has entered into a trade and such trade is not settled within 20 Business Days.

ING Senior Income Fund Amendment No. 3 to Credit Agreement

“Scheduled Commitment Termination Date” means May 17, 2013, as the same may be extended in accordance with Section 2.8.

3.                                      Section 1.1 of the Credit Agreement is hereby amended by inserting the following new defined term in its proper alphabetical order:

“ING America Change of Control” means any transaction or series of transactions whereby ING Groep N.V. sells, transfers or otherwise divests its direct or indirect equity interests in ING Investments, LLC, or causes or allows a public offering of securities of ING Investments, LLC or any affiliate of ING Investments, LLC, that results in an “assignment”, within the meaning of Section 2(a)(4) of the ICA, of the Investment Advisory Agreement between the Borrower and the Investment Adviser.

4.                                      Clause (ii) of Section 2.2(e) is hereby amended by (a) deleting the phrase “five (5)” contained therein and (b) replacing it with the phrase “eight (8)”.

5.                                      Section 3.2(a) of the Credit Agreement is hereby amended by inserting the phrase “then in effect” immediately following the defined term “Commitment Fee Rate” contained in the first sentence thereof.

6.                                      Section 7.7(c) of the Credit Agreement is hereby amended by (a) deleting the figure “$350,000,000” contained therein and (b) replacing it with the figure “$250,000,000”.

7.                                      Section 8.1(k) of the Credit Agreement is hereby amended by (a) inserting the phrase “, except to the extent that (i) such event shall be the result of an ING America Change of Control, and (ii) substantially simultaneously therewith, the Borrower shall enter into a new investment advisory agreement with the Investment Adviser on substantially the same terms as such Investment Advisory Agreement” immediately before the comma at the end of clause (ii) and (b) inserting the letters “LLC” immediately following the name “ING Investment Management Co.”.

8.                                      Section 8.1(l) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(l)                                     ING Investments, LLC shall fail to be directly or indirectly owned or controlled by ING Groep N.V. or by ING America Insurance Holdings, Inc.;

9.                                      Paragraphs 1 through 8 hereof shall not be effective until each of the following conditions is satisfied (the date, if any, on which such conditions shall have first been satisfied being referred to herein as the “Amendment Effective Date”):

(a)                                 the Administrative Agent shall have received from the Borrower and from each Lender either (i) a counterpart of this Amendment executed on behalf of the Borrower and each of the Lenders or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy

2

transmission of a signed signature page of this Amendment) that the Borrower and Lenders have executed a counterpart of this Amendment;

(b)                                 the Administrative Agent shall have received a certificate from the Secretary of the Borrower, in all respects satisfactory to the Administrative Agent, (i) certifying as to the incumbency of authorized persons of the Borrower executing this Amendment, (ii) attaching true, complete and correct copies of the resolutions duly adopted by the Board of Trustees of the Borrower approving this Amendment and the transactions contemplated hereby, all of which are in full force and effect on the date hereof, and (iii) certifying that the Borrower’s Organizational Documents have not been amended, supplemented or otherwise modified since June 25, 2009 or, if Borrower’s Organizational Documents have been amended, supplemented or otherwise modified since June 25, 2009, attaching true, complete and correct copies of each such amendment, supplement or modification;

(c)                                  on and as of the Amendment Effective Date, the aggregate outstanding principal balance of the Loans shall not exceed $250,000,000;

(d)                                 the Administrative Agent shall have received written opinions from internal counsel to the Borrower in form and substance acceptable to the Administrative Agent;

(e)                                  the Administrative Agent shall have received copies of a Federal Reserve Form for each Lender, in form and substance satisfactory to the Administrative Agent; and

(f)                                   all fees of the Administrative Agent (including the reasonable fees and expenses of counsel to the Administrative Agent) due and payable on or prior to the Amendment Effective Date shall have been paid.

10.                               The Borrower (a) reaffirms and admits the validity and enforceability of each Loan Document and all of its obligations thereunder, (b) agrees and admits that it has no defense to or offset against any such obligation, (c) represents and warrants that, as of the date of the execution and delivery hereof by the Borrower, no Default has occurred and is continuing, and (d) represents and warrants that all of the representations and warranties made by it in the Loan Documents to which it is a party are true and correct in all material respects, both immediately before and after giving effect to this Amendment (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date).

11.                               In all other respects, the Loan Documents shall remain in full force and effect, and no amendment in respect of any term or condition of any Loan Document shall be deemed to be an amendment in respect of any other term or condition contained in any Loan Document.

12.                               This Amendment may be executed in any number of counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single

3

contract. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged.

13.                               THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

[Remainder of page intentionally left blank.]

4

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to the Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

ING SENIOR INCOME FUND

By:	/s/ Elliot A. Rosen
Name:	Elliot A. Rosen
Title:	Senior Vice President

THE BANK OF NOVA SCOTIA, individually and as Administrative Agent

By:	/s/ Thane Rattew
Name:	Thane Rattew
Title:	Managing Director

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Paul J. Koobatian
Name:	Paul J. Koobatian
Title:	Vice President

SCHEDULE 1

List of Lenders and Commitments

Lender	Commitment
The Bank of Nova Scotia	$166,600,000
State Street Bank and Trust Company	$83,400,000
Total	$250,000,000

CLOSING CERTIFICATE

Reference is made to Amendment No. 3 (the “Amendment”) dated as of May 18, 2012 to the Credit Agreement, dated as of June 25, 2009, among ING Senior Income Fund, the Lenders party thereto and The Bank of Nova Scotia, as Administrative Agent, as amended by the Amendment and by Amendment No. 1 dated as of June 1, 2010 and Amendment No. 2 dated as of May 20, 2011, (as so amended, the “Credit Agreement”). Capitalized terms used herein that are defined in the Credit Agreement shall have the meanings therein defined. This Certificate is being delivered pursuant to Section 9(b) of the Amendment.

The undersigned, an authorized representative of the Borrower, hereby certifies that:

1.                                      I am the duly elected or appointed, as the case may be, and qualified Assistant Secretary of the Borrower.

2.                                      There have been no changes to the Organizational Documents of the Borrower since June 25, 2009.

3.                                      Attached hereto as Annex A are true, complete and correct copies of the resolutions of the Board of Trustees of the Borrower approving the Amendment and the transactions contemplated thereby, all of which are in full force and effect on the date hereof.

4.                                      The following persons are duly elected or appointed, as the case may be, and qualified authorized representatives of the Borrower, and the signatures appearing opposite their respective names are the genuine signatures of such persons:

Name	Signature

Elliot A. Rosen	/s/ Elliot A. Rosen

IN WITNESS WHEREOF, I have hereunto set my hand as of this 18th day of May, 2012.

/s/ William H. Rivoir III
William H. Rivoir III
Senior Vice President and Assistant Secretary

The undersigned, an authorized representative of the Borrower, hereby certifies to the Administrative Agent and the Lenders, on and as of the date hereof, as follows:

1.            I am a duly elected and qualified Senior Vice President of the Borrower.

2.            William H. Rivoir III is the duly elected and qualified Senior Vice President and Assistant Secretary of the Borrower.

3.            The representations and warranties of the Borrower set forth in each Loan Document to which it is a party are true and correct in all material respects on and as of the effective date of the Amendment (the “Effective Date”).

4.            No Default has occurred and is continuing as of the Effective Date.

IN WITNESS WHEREOF, I have hereunto set my hand as of this 18th day of May, 2012.

/s/ Elliot A. Rosen
Elliot A. Rosen
Senior Vice President

EXHIBIT A

ING SENIOR INCOME FUND

PROPOSED RESOLUTION

WHEREAS, ING Senior Income Fund (the “Borrower” or the “Trust”) currently is party to a 364-Day Credit Agreement (the “Credit Agreement”), dated as of June 25, 2009, and amended as of May 20, 2011, among the Trust, the lenders party thereto (the “Lenders”) and The Bank of Nova Scotia, as administrative agent (in such capacity, the “Administrative Agent”); and

WHEREAS, the Lenders and the Administrative Agent have agreed to amend certain provisions of the Credit Agreement and to extend the term thereof by an additional 364 days, as described in the memorandum and term sheet presented to the Trustees at the Meeting; and

WHEREAS, the Borrower desires to decrease the available borrowing under the Credit Agreement from $300 million to $250 million; and

WHEREAS, the Trustees, including a majority of the Non-Interested Trustees, as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended, deem the proposed amendments to the Credit Agreement and the extension of the term thereof to be fair and equitable and in the best interests of the Trust;

RESOLVED, that the amendment and extension of the Credit Agreement as discussed at this meeting, including a decrease in the aggregate commitment under the Credit Agreement to $250 million, be, and hereby is, approved, together with any changes that an Authorized Officer (as defined below) of the Trust with the advice of counsel deems appropriate, (such Authorized Officer’s approval of any such change to be conclusively evidenced by the execution and delivery of said Amendment to the Administrative Agent by such Authorized Officer); and

FURTHER RESOLVED, that the Chief Executive Officer, President or any Senior Vice President (the “Authorized Officers”) of the Trust be, and each hereby is, authorized and directed to negotiate, make, execute and deliver such document or documents as may be required to implement such amendment and extension of the Credit Agreement; and

FURTHER RESOLVED, that the Trustees shall review, at least annually, the continued appropriateness of the Trust’s participation in the Credit Agreement; and

FURTHER RESOLVED, that the Authorized Officers are, and each of them singly is, authorized to take all such further action and to execute and deliver all further instruments and documents, in the name of and on behalf of the Trust, and to pay all such expenses as in their judgment shall be necessary, proper or advisable, in order to fully carry out the intent, and accomplish the purposes of, the foregoing resolutions, including, but not limited to, the amendment and extension of Credit Agreement; and

FURTHER RESOLVED, that any acts of the Authorized Officers of the Trust which would have been authorized by the foregoing resolutions except that such acts were taken prior to the adoption of such resolutions, are hereby ratified, confirmed and approved.

FR U-1
OMB No. 7100-0115
Approval expires January 31, 2014

BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM

Statement of Purpose for an Extension of Credit Secured by Margin Stock

(Federal Reserve Form U-1)

THE BANK OF NOVA SCOTIA

Name of Bank

This form is required by law (15 U.S.C. 78g and 78w; 12 CFR 221).

The Federal Reserve may not conduct or sponsor, and an organization (or a person) is not required to respond to, a collection of information unless it displays a currently valid OMB control number.

Public reporting burden for this collection of information is estimated to average 10 minutes per response, including the time to gather and maintain data in the required form and to review instructions and complete the information collection. Send comments regarding this burden estimate or any other aspect of this collection of information, including suggestions for reducing this burden to: Secretary, Board of Governors of the Federal Reserve System, 20th and C Streets, N.W., Washington, DC 20551; and to the Office of Management and Budget, Paperwork Reduction Project (7100-0019), Washington, DC 20503.

Instructions

1.         This form must be completed when a bank extends credit in excess of $100,000 secured directly or indirectly, in whole or in part, by any margin stock.

2.         The term “margin stock” is defined in Regulation U (12 CFR 221) and includes, principally: (1) stocks that are registered on a national securities exchange or any over-the-counter security designated for trading in the National Market System; (2) debt securities (bonds) that are convertible into margin stock; and (3) shares of most mutual funds.

3.         Please print or type (if space is inadequate, attach separate sheet).

Part I                  To be completed by borrower(s)

1.              What is the amount of the credit being extended? Aggregate $250,000,000; Bank’s share $166,600,000

2.              Will any part of this credit be used to purchase or carry margin stock? ☒ Yes ☐ No

If the answer is “no,” describe the specific purpose of the credit.

I (We) have read this form and certify that to the best of my (our) knowledge and belief the information given is true, accurate, and complete, and that the margin stock and any other securities collateralizing this credit are authentic, genuine, unaltered, and not stolen, forgerd, or counterfeit.

Signed: ING Senior Income Fund

/s/ Elliot A. Rosen	May 18, 2012	Signed:
Borrower’s signature	Date

Elliot A. Rosen
Print or type name		Borrower’s signature	Date

Print or type name

This form should not be signed if blank.

A borrower who falsely certifies the purpose of a credit on this form or otherwise willfully or intentionally evades the provisions of Regualtion U will also violate Federal Reserve Regulation X, “Borrowers of Securities Credit.”

Part II                  To be completed by bank only if the purpose of the credit is to purchase or carry margin securities (Part I(2) answered “yes”)

1.              List the margin stock securing this credit; do not include debt securities convertible into margin stock. The maximum loan value of margin stock is 50 per cent of its current market value under the current Supplement to Regulation U.

No. of share	Issue	Market price per share	Date and source of valuation (See note below)	Total market value per issue
See Attachment A

2.              List the debt securities convertible into margin stock securing this credit. The maximum loan value of such debt securities is 50 per cent of the current market value under the current Supplement to Regulation U.

Principal amount	Issue	Market price	Date and source of valuation (See note below)	Total market value per issue
See Attachment A

3.              List other collateral including nonmargin stock securing this credit.

Describe briefly	Market price	Date and source of valuation (See note below)	Good faith loan value
See Attachment A

Note: Bank need not complete “Date and source of valuation” if the market value was obtained from regularly published information in a journal of general circulation or an an automated quotation system.

Part III        To be signed by a bank officer in all instances.

I am a duly authorized representative of the bank and understand that this credit secured by margin stock may be subject to the credit restrictions of Regulation U. I have read this form and any attachments, and I have accepted the customer’s statement in Part I in good faith as required by Regulation U*; and I certify that to the best of my knowledge and belief, all the information given is true, accurate, and complete. I also certify that if any securities that directly secure the credit are not or will not be registered in the name of the borrower or its nominee, I have or will cause to have examined the written consent of the registered owner to pledge such securities. I further certify that any securities that have been or will be physically delivered to the bank in connection with this credit have been or will be examined, that all validation procedures required by bank policy and the Securities Exchange Act of 1934 (section 17(f), as amended) have been or will be performed, and that I am satisfied to the best of my knowledge and belief that such securities are genuine and not stolen or forged and their faces have not been altered.

Signed: THE BANK OF NOVA SCOTIA

/s/ Thane Rattew
Date 5/17/12	Bank officer’s signature

Thane Rattew
Title Managing Director	Print or type name

* To accept the customer’s statement in good faith, the duly authorized representative of the creditor must be alert to the circumstances surrounding the credit and, if in possession of any information that would cause a prudent person not to accept the statement without inquiry, must have investigated and be satisfied that the statement is truthful. Among the facts which would require such investigation are receipt of the statement through the mail or from a third party.

This form must be retained by the lender for three years after the credit is extinguished.

2

ATTACHMENT A

TO

FORM FR U-1

This Attachment A forms a part of the Form FR U-1 that is being executed in connection with Amendment No. 3, dated as of May 18, 2012, to the Credit Agreement, dated as of June 25, 2009 (as amended, supplemented or otherwise modified by Amendment No. 1, dated as of June 1, 2010 and Amendment No. 2, dated as of May 20, 2011, and as the same may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ING Senior Income Fund, a Delaware statutory trust (the “Borrower”), the Lenders party thereto and The Bank of Nova Scotia, as Administrative Agent. Capitalized terms used herein which are not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

The Borrower is an investment company. As a result, certain of the Borrower’s assets may be “margin stock,” as such term is defined in Regulation U, and the Lenders will be directly secured thereby.

Pursuant to the Credit Agreement, the Lenders have agreed to make Loans to the Borrower only for purposes which would not violate any provision of either (a) any applicable statute, rule, regulation, order or restriction applicable to the Borrower, or (b) Regulation U.

In light of the Borrower’s business, the actual holdings of the Borrower may change daily. A list of assets of the Borrower shall be provided at such time or times, and in such detail, as is required by Regulation U.

FRU-1
OMB No. 7100-0115
Approval expires January 31, 2014

BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM

Statement of Purpose for an Extension of Credit Secured by Margin Stock

(Federal Reserve Form U-1)

STATE STREET BANK AND TRUST COMPANY

Name of Bank

This form is required by law (15 U.S.C. 78g and 78w; 12 CFR 221).

The Federal Reserve may not conduct or sponsor, and an organization (or a person) is not required to respond to, a collection of information unless it displays a currently valid OMB control number.

Public reporting burden for this collection of information is estimated to average 10 minutes per response, including the time to gather and maintain data in the required form and to review instructions and complete the information collection. Send comments regarding this burden estimate or any other aspect of this collection of information, including suggestions for reducing this burden to: Secretary, Board of Governors of the Federal Reserve System, 20th and C Streets, N.W., Washington, DC 20551; and to the Office of Management and Budget, Paperwork Reduction Project (7100-0019), Washington, DC 20503.

Instructions

1.         This form must be completed when a bank extends credit in excess of $100,000 secured directly or indirectly, in whole or in part, by any margin stock.

2.         The term “margin stock” is defined in Regulation U (12 CFR 221) and includes, principally: (1) stocks that are registered on a national securities exchange or any over-the-counter security designated for trading in the National Market System; (2) debt securities (bonds) that are convertible into margin stock; and (3) shares of most mutual funds.

3.         Please print or type (if space is inadequate, attach separate sheet).

Part I                  To be completed by borrower(s)

1.              What is the amount of the credit being extended? Aggregate $250,000,000; Bank’s share $83,400,000

2.              Will any part of this credit be used to purchase or carry margin stock? ☒ Yes ☐ No

If the answer is “no,” describe the specific purpose of the credit.

I (We) have read this form and certify that to the best of my (our) knowledge and belief the information given is true, accurate, and complete, and that the margin stock and any other securities collateralizing this credit are authentic, genuine, unaltered, and not stolen, forged, or counterfeit.

Signed: ING Senior Income Fund

/s/ Elliot A. Rosen	May 18, 2012	Signed:
Borrower’s signature	Date

Elliot A. Rosen
Print or type name		Borrower’s signature	Date

Print or type name

This form should not be signed if blank.

A borrower who falsely certifies the purpose of a credit on this form or otherwise willfully or intentionally evades the provisions of Regualtion U will also violate Federal Reserve Regulation X, “Borrowers of Securities Credit.”

Part II              To be completed by bank only if the purpose of the credit is to purchase or carry margin securities (Part I(2) answered “yes”)

1.         List the margin stock securing this credit; do not include debt securities convertible into margin stock. The maximum loan value of margin stock is 50 per cent of its current market value under the current Supplement to Regulation U.

No. of share	Issue	Market price per share	Date and source of valuation (See note below)	Total market value per issue
See Attachment A

2.         List the debt securities convertible into margin stock securing this credit. The maximum loan value of such debt securities is 50 per cent of the current market value under the current Supplement to Regulation U.

Principal amount	Issue	Market price	Date and source of valuation (See note below)	Total market value per issue
See Attachment A

3.         List other collateral including nonmargin stock securing this credit.

Describe briefly	Market price	Date and source of valuation (See note below)	Good faith loan value
See Attachment A

Note: Bank need not complete “Date and source of valuation” if the market value was obtained from regularly published information in a journal of general circulation or an an automated quotation system.

Part III        To be signed by a bank officer in all instances.

I am a duly authorized representative of the bank and understand that this credit secured by margin stock may be subject to the credit restrictions of Regulation U. I have read this form and any attachments, and I have accepted the customer’s statement in Part I in good faith as required by Regulation U*; and I certify that to the best of my knowledge and belief, all the information given is true, accurate, and complete. I also certify that if any securities that directly secure the credit are not or will not be registered in the name of the borrower or its nominee, I have or will cause to have examined the written consent of the registered owner to pledge such securities. I further certify that any securities that have been or will be physically delivered to the bank in connection with this credit have been or will be examined, that all validation procedures required by bank policy and the Securities Exchange Act of 1934 (section 17(f), as amended) have been or will be performed, and that I am satisfied to the best of my knowledge and belief that such securities are genuine and not stolen or forged and their faces have not been altered.

Signed: STATE STREET BANK AND TRUST COMPANY

5/18/12	/s/ Paul koobatian
Date	Bank officer’s signature

Vice President	Paul koobatian
Title	Print or type name

* To accept the customer’s statement in good faith, the duly authorized representative of the creditor must be alert to the circumstances surrounding the credit and, if in possession of any information that would cause a prudent person not to accept the statement without inquiry, must have investigated and be satisfied that the statement is truthful. Among the facts which would require such investigation are receipt of the statement through the mail or from a third party.

This form must be retained by the lender for three years after the credit is extinguished.

2

ATTACHMENT A

TO

FORM FR U-1

This Attachment A forms a part of the Form FR U-1 that is being executed in connection with Amendment No. 3, dated as of May 18, 2012, to the Credit Agreement, dated as of June 25, 2009 (as amended, supplemented or otherwise modified by Amendment No. 1, dated as of June 1, 2010 and Amendment No. 2, dated as of May 20, 2011, and as the same may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ING Senior Income Fund, a Delaware statutory trust (the “Borrower”), the Lenders party thereto and The Bank of Nova Scotia, as Administrative Agent. Capitalized terms used herein which are not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

The Borrower is an investment company. As a result, certain of the Borrower’s assets may be “margin stock,” as such term is defined in Regulation U, and the Lenders will be directly secured thereby.

Pursuant to the Credit Agreement, the Lenders have agreed to make Loans to the Borrower only for purposes which would not violate any provision of either (a) any applicable statute, rule, regulation, order or restriction applicable to the Borrower, or (b) Regulation U.

In light of the Borrower’s business, the actual holdings of the Borrower may change daily. A list of assets of the Borrower shall be provided at such time or times, and in such detail, as is required by Regulation U.

William H. Rivoir III
Senior Vice President and Assistant Secretary
ING Senior Loan Group

Writer’s Direct Dial
Tel: 480-477-2114

May 18, 2012

The Bank of Nova Scotia, as Administrative Agent

One Liberty Plaza, 26th Floor

New York, New York 10006

Each Lender party to the Credit Agreement

referred to below

Re:                             ING Senior Income Fund

Ladies and Gentlemen:

I have acted as counsel to ING Senior Income Fund, a Delaware statutory trust (the “Fund”) in connection with the execution and delivery of Amendment No. 3, dated as of May 18, 2012 (the “Amendment”) to the Credit Agreement, dated as of June 25, 2009 (the “Credit Agreement” and, as amended by the Amendment and by Amendment No. 1 dated as of June 1, 2010 and Amendment No. 2 dated as of May 20, 2011, collectively the “Amended Credit Agreement”), by and among the Fund, the lending institutions party thereto and referred to therein as “Lenders” (collectively, the “Lenders”) and The Bank of Nova Scotia in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

This opinion letter is being furnished to you pursuant to paragraph [9](d) of the Amendment.

In connection with my representation as described above, I have reviewed executed copies of the following documents, each dated as of the date hereof unless otherwise noted:

1.             the Amended Credit Agreement;

2.             the Amendment; and

3.             the agreements listed on Schedule A hereto (the “Material Contracts”).

In rendering this letter I have examined, in addition to the Amended Credit Agreement, the Amendment and the Material Contracts, the Amended and Restated Agreement and Declaration of Trust of the Fund dated December 15, 2000, the By-laws of the Fund adopted December 15, 2000 (collectively, the “Organizational Documents”), the resolutions of the Board of Trustees of the Fund and such other documents and records pertaining to the Fund as in my judgment are necessary or appropriate to enable me to render the opinions expressed below. As to matters of fact material to

7337 East Doubletree Ranch Road	Telephone: 480-477-3000	ING Investment Management Co.
Scottsdale, Arizona 85258	www.inginvestment.com

my opinions, I have relied upon representations of the Fund in the Amendment and on certificates of officers of the Fund, and of public officials, and I have made no independent inquiry into the accuracy of such representations or certificates.

My opinions set forth below are based on my consideration of only those statutes, laws, rules, regulations and judicial decisions which, in my experience, are normally applicable to or normally relevant in connection with transactions of the type contemplated in the Amendment or the Amended Credit Agreement involving closed-end funds registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

For purposes of these opinions, I have assumed that:

(a)                                 The execution and delivery of the Amendment, and the performance of their obligations under the Amendment and the Amended Credit Agreement, by all parties thereto (other than the Fund) have been duly authorized by all necessary actions; such parties (other than the Fund) are duly organized and validly existing under the laws of their respective jurisdiction of formation; such parties (other than the Fund) have the power and authority to execute, deliver and perform their obligations under the Amendment and the Amended Credit Agreement; no consent, approval, authorization, declaration or filing by or with any governmental commission, board or agency is required for the valid execution and delivery by such parties (other than the Fund) of the Amendment; the Amendment has been duly executed and delivered by such parties (other than the Fund); the Amendment and the Amended Credit Agreement constitute the valid and binding obligations of such parties (other than the Fund), enforceable against such parties in accordance with their respective terms; and each of the parties to the Amendment and the Amended Credit Agreement has received consideration for the Amendment and the Amended Credit Agreement to which it purports to be a party;

(b)                                 All natural persons who are signatories to the Amendment were legally competent at the time of their execution thereof; all signatures on the Amendment and other documents reviewed by me are genuine; and the copies of all documents submitted to me are accurate and complete and conform to originals; and

(c)                                  The parties are and will be at all times in compliance with the terms of the Amendment and the Amended Credit Agreement.

Based on the foregoing and subject to the assumptions and qualifications set forth in this letter, I am of the opinion that:

1.                                      The Fund is a statutory trust organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite statutory trust power and authority to conduct its business, as described in its current Prospectus.

2.                                      The Fund is duly registered as a closed-end diversified registered investment company under the Investment Company Act.

3.                                      The execution and delivery by the Fund of the Amendment and the consummation by the Fund of its obligations thereunder and under the Amended Credit Agreement are within the

Fund’s statutory trust power and authority and have been duly authorized by all necessary statutory trust action on the part of the Fund.

4.                                      The Amendment has been duly executed and delivered by the Fund, and each of the Amendment and the Amended Credit Agreement constitutes the valid and binding obligation of the Fund, enforceable against the Fund in accordance with its terms.

5.                                      The execution and delivery by the Fund of the Amendment and the performance by the Fund of the Amendment and the Amended Credit Agreement and the consummation by the Fund of its obligations thereunder do not result in (a) any violation by the Fund of (i) the provisions of its Organizational Documents, (ii) any provision of applicable federal or New York law or the Delaware Statutory Trust Act (the ‘‘DSTA’’) that I, based on my experience, recognize as applicable to the Fund in a transaction of this type, or (iii) to my knowledge, any order, writ, judgment or decree of any U.S. federal or state court or governmental authority or regulatory body having jurisdiction over the Fund or any of its properties, or (b) a breach or default or require the creation or imposition of any security interest or lien (other than the security interests created under the Loan Documents) upon any properties of the Fund pursuant to any Material Contract to which the Fund is a party or by which it or any of its property is bound.

6.                                      No consent, approval, authorization or other action by, and no notice to or filing with any federal or New York state governmental authority or regulatory body (other than routine federal and state securities filings) or pursuant to the DSTA is required for the due execution and delivery by the Fund of the Amendment and consummation by the Fund of its obligations under the Amendment and the Amended Credit Agreement.

My opinions are subject to the following further qualifications:

(a)                                 The opinions expressed herein are limited by principles of equity (regardless of whether considered in a proceeding in equity or at law) that may limit the availability of certain rights and remedies and do not reflect the effect of bankruptcy (including preferences), insolvency, fraudulent conveyance, reorganization, receivership, conservatorship, moratorium and other similar laws relating to or affecting debtors’ obligations or creditors’ rights generally. The opinions expressed herein are subject to certain principles of public policy and limitations under the applicable federal and state securities laws on the enforceability of indemnification and contribution undertakings with respect to certain losses associated with the violations of such securities laws. The opinions expressed herein also do not reflect the effect of laws and equitable doctrines (including requirements that the parties to agreements act reasonably and in good faith and, with respect to collateral, in a commercially reasonable manner, and give reasonable notice prior to exercising rights and remedies) or the effect of the exercise of discretion of the court before which any proceeding may be brought which may limit the availability of any particular remedy, and I express no opinion as to the rights of any of the parties to the Amendment or the Amended Credit Agreement to accelerate the due dates of any payment due thereunder or to exercise other remedies available to them on the happening of a non-material breach of any such document or agreement.

(b)                                 Without limiting the generality of the foregoing, I express no opinion with respect to: (1) the availability of specific performance or other equitable remedies for noncompliance with any of the provisions contained in the Amendment or the Amended Credit Agreement; (2) the

enforceability of provisions in the Amendment or the Amended Credit Agreement purporting to waive the effect of applicable laws to the extent such waivers are prohibited under applicable law or are void or voidable as a matter of public policy; (3) the effectiveness of any power-of-attorney given under the Amendment or the Amended Credit Agreement which is intended to bind successors and assigns which have not granted such powers by a power-of-attorney specifically executed by them; (4) the enforceability of provisions contained in the Amendment or the Amended Credit Agreement relating to the effect of laws which may be enacted in the future; (5) the right of a Secured Party to set-off against funds held in any account maintained with a Secured Party by the Fund and which account is designated, or contains funds that a Secured Party is aware have been set aside, for special purposes, such as payroll, trust and escrow accounts, or which funds are subject to special agreement between a Secured Party and the Fund precluding or limiting rights to set off funds; (6) provisions that purport to establish evidentiary standards; (7) provisions that provide for the enforceability of the remaining terms and provisions of the Amendment or the Amended Credit Agreement in circumstances in which certain other terms and provisions of the Amendment or the Amended Credit Agreement are illegal or unenforceable; (8) provisions that provide that certain rights or obligations are absolute or unconditional; (9) provisions related to waivers of remedies (or the delay or omission of enforcement of remedies), disclaimers, liability limitations or limitations on the obligations of a Lender or the Administrative Agent in circumstances in which a failure of condition or default by any party is not material; (10) provisions related to releases or waivers of legal or equitable rights, discharges of defenses, or reimbursement or indemnification in circumstances in which the person seeking reimbursement or indemnification has breached its duties under the Amendment or the Amended Credit Agreement, or otherwise, or itself has been grossly negligent or acted with willful misconduct; (11) the indemnification and contribution provisions of the Amendment or the Amended Credit Agreement insofar as said provisions contravene public policy or might require indemnification or payments with respect to any litigation against a party to the Amendment or the Amended Credit Agreement determined adversely to the other party(ies) to such litigation, or any loss, cost or expense arising out of an indemnified party’s gross negligence or willful misconduct or any violation by an indemnified party of statutory duties, general principles of equity or public policy; (12) any self-help provisions; (13) provisions which restrict access to or waive legal or equitable remedies or access to courts; (14) provisions which affect or confer jurisdiction or venue; (15) provisions providing for the waiver of a jury trial or rights to attorneys’ fees; (16) provisions which permit any of the Lenders or the Administrative Agent to act in its sole discretion or to be exculpated from liability for its actions to the extent not permitted by law; (17) any provision of the Amendment or the Amended Credit Agreement which may be construed as a forfeiture or a penalty; and (18) any provision in the Amendment or the Amended Credit Agreement that purports to provide that the terms thereof may not be varied or waived except in writing or that the express terms thereof supercede any inconsistent course of performance and/or usage in the trade.

(c)                                  My opinion set forth in 1 above relating to good standing and valid existence of the Fund is based solely upon my review of a good standing certificate issued by the Secretary of State of the State of Delaware, dated May 15, 2012.

(d)                                 I express no opinion as to the creation, attachment, validity, binding effect, enforceability, perfection, priority or other effect of perfection or non-perfection of any security interest.

(e)                                  No opinion is rendered herein as to any federal or state laws, rules or regulations of (1) antitrust or unfair competition; (2) (except as set forth in paragraphs 2, 3, 5(a)(ii) and 6 above) securities or “blue sky” laws; (3) environmental matters; (4) zoning, subdivision, land use or other matters affecting the use, occupancy or operation of collateral; (5) ERISA laws, rules and regulations; (6) cities, townships, municipalities or other special local non-state governmental authorities; (7) tax laws, or (8) insurance, banking or financial institutions other than (x) Regulation U, and (y) to the extent applicable to the Borrower.

(f)                                   My opinions expressed herein are subject to the qualification that a court may decline to enforce the choice of law provisions in the Amendment or the Amended Credit Agreement on the grounds of comity or because United States constitutional requirements are not satisfied.

I express no opinion as to the laws of any jurisdiction other than those of the United States of America, the State of New York and the DSTA.

My opinions are limited to the specific issues addressed and are limited in all respects to laws and facts existing on the date hereof. By rendering my opinions, I do not undertake to advise you of any changes in such laws or facts which may occur after the date hereof.

The opinions expressed herein are solely for your benefit and, without my express written consent, neither my opinions nor this opinion letter may be assigned, quoted, circulated or furnished to or relied upon by any other person or for any other purpose, except that this letter may be (i) furnished to and relied upon by each of your permitted successors, assigns and participants, and (ii) furnished to potential participants and assignees under the Amended Credit Agreement and each such party’s legal counsel.

Very truly yours,

/s/ William H. Rivoir III
William H. Rivoir III
Senior Vice President and Assistant Secretary

Schedule A

List of Material Contracts

a.         Investment Management Agreement with ING Investments, LLC, effective as of December 15, 2000

i.                                          First Amendment to the Investment Management Agreement with ING Investments, LLC, effective as of September 2, 2004

b.         Sub-Advisory Agreement with ING Investment Management Co., effective as of August 1, 2003

i.                                          First Amendment to the Sub-Advisory Agreement with ING Investment Management Co., effective as of September 1, 2003

ii.                                            Second Amendment to the Sub-Advisory Agreement with ING Investment Management Co., effective as of September 15, 2007

iii.                                           Third Amendment to the Sub-Advisory Agreement with ING Investment Management Co., effective as of August 1, 2008

iv.                                          Letter Notification stating that ING Investment Management Co. was merged into a Delaware limited liability company effective December 31, 2011, with the surviving entity’s name ING Investment Management Co. LLC

c.          Underwriting Agreement with ING Investments Distributor, LLC (formerly, ING Funds Distributor, LLC), effective as of March 1, 2001, as amended and restated May 9, 2001, as further amended and restated May 24, 2002, as further amended and restated March 31, 2008, and as further amended and restated May 19, 2011.

d.         Service and Distribution Plans with ING Investments Distributor, LLC (formerly, ING Funds Distributor, LLC)

i.                                          With respect to Class B shares, dated as of August 7, 2001

1.                                      Fee Waiver Letter Agreements dated March 1, 2003, March 1, 2004, February 1, 2005, July 1, 2006, July 1, 2007, July 1, 2008, July 1, 2009, July 1, 2010 and July 1, 2011

ii.                                            With respect to Class C shares, dated as of January 16, 2001

iii.                                            With respect to Class R shares, dated as of May 19,2011

e.          Shareholder Service Plan with ING Investments Distributor, LLC (formerly, ING Funds Distributor, LLC)

i.                                          With respect to Class A shares, dated as of January 16, 2001

f.           Custodian and Investment Accounting Agreement with State Street Bank and Trust Company, effective as of November 1, 2004

i.                                          First Amendment to the Custodian and Investment Accounting Agreement with State Street Bank and Trust Company, effective as of March 1, 2002

ii.                                              Second Amendment to the Custodian and Investment Accounting Agreement with State Street Bank and Trust Company, effective as of October 1, 2007

iii.                                           Third Amendment to the Custodian and Investment Accounting Agreement with State Street Bank and Trust Company, effective as of August 2, 2010

g.          Amended and Restated Administration Agreement with ING Funds Services, LLC, effective as of November 30, 2008

h.         Transfer Agency Services Agreement with BNY Mellon Investment Servicing (US) Inc. (formerly, PNC Global Investment Servicing (U.S.) Inc.), effective as of February 25, 2009

i.                                          Amendment to the Transfer Agency Services Agreement with BNY Mellon Investment Servicing (US) Inc. (formerly, PNC Global Investment Servicing (U.S.) Inc.), effective as of February 8, 2011